Exhibit 10.24.11

FIRST AMENDMENT

TO

TRANSITION SERVICES AGREEMENT

This FIRST AMENDMENT TO TRANSITION SERVICES AGREEMENT (this “Amendment”) is entered into as of March 28, 2006 by and between CELSION CORPORATION, a Delaware corporation having its principal place of business at 10220-L Old Columbia Road, Columbia, Maryland 21046 (“Celsion”) and CELSION (CANADA) LIMITED, an Ontario, Canada corporation having its principal place of business at 10220-L Old Columbia Road, Columbia, Maryland 21046 (“Canada”) and Dr. AUGUSTINE CHEUNG, a Maryland resident (“Cheung”). All capitalized terms that are not otherwise defined herein shall have the meanings assigned to them in the Transition Services Agreement (as defined below).

WHEREAS, Celsion and Canada entered into that certain Transition Services Agreement dated January 16, 2006 (together with all exhibits and schedules thereto, the “Transition Services Agreement”) and have agreed to enter into the First Amendment thereto, dated the date hereof;

WHEREAS, Celsion has agreed, subject to certain terms and conditions, to loan to Canada up to TWO HUNDRED THOUSAND and 00/100 Dollars ($200,000) (the “Loan”),

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Celsion, Canada and Cheung hereby agree as follows:

ARTICLE I

AMENDMENTS TO TRANSITION SERVICES AGREEMENT

Section 1.    Amendments to Transition Services Agreement. Subject to Celsion making the Loan to Canada and Cheung securing such loan, the Transition Services Agreement is hereby by amended as follows:

1.1	SECTION 2.d is hereby deleted in its entirety and amended in its entirety as follows:

SECTION 2.d for the shorter of the period ending (1) June 30, 2006 and (2) the date of the closing of a Qualifying Transaction, Celsion shall reimburse Canada for expenses reasonably incurred in connection with the operation of its business; provided that Canada shall submit, in accordance with Celsion’s policies and procedures, appropriate vouchers, receipts or other substantiating evidence acceptable to Celsion for such expenses before reimbursement will be made hereunder and the aggregate reimbursement under this section shall not exceed three hundred thousand dollars ($300,000).

1.2	Section 2.e will be added to the Transition Services Agreement.

SECTION 2.e any amount provided by Celsion to Canada in accordance with 2.d above that in the aggregate shall exceed one hundred thousand dollars ($100,000) will bear interest at a rate of prime plus one per cent and such interest will accrue from the date the aggregate reimbursements exceed one hundred thousand dollars

1.3	SECTION 4.b is hereby deleted in its entirety and amended in its entirety as follows:

SECTION 4.b the amount equal to all payments made by and on behalf of Celsion to Canada or the Canada Employees pursuant to Sections 2(c) and 2(d) plus any interest accrued under Section 2(e)

ARTICLE II

LOAN

Section 2.1    Subject to the terms and conditions set forth in this Agreement, Celsion shall loan to Canada up to two hundred thousand dollars ($200,000) as and when required to reimburse Canada for expenses reasonably incurred in connection with the operation of its business.

ARTICLE III

SECURITY

Section 3.1    In consideration of the Loan discussed in Articles I and II above, in the event that a Qualifying Transaction does not occur by June 30, 2006 Cheung has agreed to forgo five quarterly payments each of forty thousand dollars ($40,000) due September 18, 2006, January 18, 2007, April 18, 2007, July 18, 2007 and September 18, 2007, in the aggregate amount of two hundred thousand dollars ($200,000), under a Consulting Services Agreement entered into as of January 16, 2006 by and between Celsion and Cheung in payment of the loan in the event the loan is otherwise not repaid prior to any of the five payment dates specified under the Consulting Services Agreement.

IN WITNESS WHEREOF, Celsion, Canada and Cheung have caused this Amendment to be executed as of the date first written above by their respective duly authorized officers thereunto.

CELSION CORPORATION

By:	/s/ Lawrence Olanoff
Name: Title:	Lawrence Olanoff President and Chief Executive Officer

CELSION (CANADA) LIMITED

By:	/s/ Charles C. Shelton
Name: Title:	Charles C. Shelton Executive Vice President/CFO

DR. AUGUSTINE CHEUNG

By:	/s/ Dr. Augustine Cheung

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